Exhibit 99.3

DISCOVER FINANCIAL SERVICES

DIRECTORS’ COMPENSATION PLAN

Amended and Restated Effective December 12, 2024

Section 1. Purpose

Discover Financial Services, a Delaware corporation (the “Company”), hereby adopts the Discover Financial Services Directors’ Compensation Plan (the “Plan”). The purpose of the Plan is to set forth the annual compensation for non-employee directors and to promote the long-term growth and financial success of the Company by attracting, motivating, and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

Capitalized terms used herein without definition have the meanings ascribed thereto in Section 20.

Section 2. Eligibility

Only directors of the Company who are not employees of the Company or any affiliate of the Company (the “Eligible Directors”) are eligible to participate in the Plan; provided, that if any director becomes an employee after beginning to participate in the Plan and while continuing to serve as a director, such director shall remain an Eligible Director.

Section 3. Plan Operation

(a) Administration. The Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. The Board may, in its discretion, delegate to the Chief Financial Officer, the Chief Legal Officer, the Secretary of the Company or to one or more officers of the Company any or all authority and responsibility to act pursuant to the Plan. All references to the “Plan Administrators” in the Plan shall refer to the Board, or the Chief Financial Officer, the Chief Legal Officer, the Secretary or to one or more officers of the Company if the Board has delegated its authority pursuant to this Section 3(a). The determination of the Plan Administrators on all matters within their authority relating to the Plan shall be conclusive.

(b) No Liability. The Plan Administrators shall not be liable for any action or determination made in good faith with respect to the Plan or any award hereunder, and the Company shall indemnify and hold harmless the Plan Administrators from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of any such liability.

Section 4. Shares of Stock Subject to the Plan

(a) Stock. Awards under the Plan shall relate to shares of Stock.

(b) Shares Available for Awards. Subject to Section 4(c) (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Stock with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of (i) 1,000,000 shares over (ii) the sum of (A) the number of shares subject to outstanding awards granted under the Plan, and (B) the number of shares previously issued pursuant to the Plan. In accordance with (and without limitation upon) the

Internal

preceding sentence, shares of Stock covered by awards granted under the Plan that are canceled or expire unexercised shall again become available for awards under the Plan. Shares of Stock that are issuable pursuant to the awards granted under the Plan shall be authorized and unissued shares, treasury shares or shares of Stock purchased by, or on behalf of, the Company in open-market transactions.

(c) Adjustments. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Stock, then the following shall be automatically adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan:

(i) the aggregate number of shares of Stock reserved for issuance under the Plan,

(ii) the number and, if applicable, type of shares of Stock subject to outstanding awards,

(iii) the number of Restricted Stock Units credited pursuant to Section 5(a) of the Plan, and

(iv) the number of shares to be granted pursuant to any other automatic awards that may be provided for under the Plan in the future.

(d) Types of Awards. The Company’s stockholders approved the Plan on June 13, 2007. The types of awards authorized by the stockholders under the Plan are Retainers and Restricted Stock Units.

Section 5. Initial and Annual Awards of Restricted Stock Units

(a) Awards Granted

(i) Initial Awards. A person who becomes an Eligible Director prior to December 31, 2007 shall be entitled to receive a number of Restricted Stock Units equal to the number obtained by dividing $350,000 by the Fair Market Value of a share of Stock on the date of grant; provided, that if such a person is elected, appointed or otherwise becomes an Eligible Director after the date of the spin-off of the Company from Morgan Stanley, the initial equity award provided for in this Section 5(a)(i) shall be adjusted on a pro-rata basis by multiplying such award by a fraction where the numerator is twenty-four (24) minus the number of months between the date of such spin-off and the date that such person becomes an Eligible Director and the denominator is twenty-four (24).

(ii) Subsequent Awards. As of the date of each Annual Meeting, each Eligible Director, including, without limitation, any Eligible Director who becomes a member of the Board by reason of being elected to the Board at such Annual Meeting, shall be entitled to receive a number of Restricted Stock Units equal to the number obtained by dividing $190,000 by the Fair Market Value of a share of Stock on such day; provided, that such Eligible Director continues to serve as a director of the Company after such Annual Meeting. Notwithstanding the foregoing, if a person becomes an Eligible Director on a date other than the date of an Annual Meeting, the equity award provided for in this Section 5(a)(ii) shall be granted on the date that such person becomes an Eligible Director, using the Fair Market Value of a share of Stock on such date; provided, that such award shall be adjusted on a pro-rata basis by multiplying such award by a fraction where the numerator is the number of months between the date that such person becomes an Eligible Director and the date of the next Annual Meeting and the denominator is twelve (12).

(b) Agreements. Each Restricted Stock Unit granted pursuant to this Section 5 shall be evidenced by an agreement in such form as the Plan Administrators prescribes from time to time and shall comply with the following terms and conditions:

(i) Restriction Period. Restricted Stock Units granted pursuant to Section 5(a)(i) shall be subject to a restriction period whereby 50% of such units shall vest on the first anniversary of the date of grant and the remaining units shall vest on the second anniversary of the date of grant. Each grant of Restricted Stock Units pursuant to Section 5(a)(ii) shall vest on the earlier of the first anniversary of the date of grant or immediately prior to the first annual meeting of shareholders following the date of grant. Notwithstanding the foregoing, the Plan Administrators, in their discretion, may specify in the agreement circumstances under which the award shall become immediately transferable and nonforfeitable or under which the award shall be forfeited.

(ii) Effect of Termination. Unless provided otherwise in the applicable agreement, if an Eligible Director’s service as a director of the Company terminates for a reason other than for Cause, then any Restricted Stock Unit granted to such Eligible Director shall vest following the date of such Eligible Director’s termination of service in accordance with the following provisions:

(A) Disability or Death. If an Eligible Director’s service terminates by reason of Disability or death, all Restricted Stock Units granted under the Plan to such Eligible Director shall become fully vested.

(B) Other. If an Eligible Director’s service terminates for any other reason, all Restricted Stock Units granted under the Plan to such Eligible Director shall be immediately cancelled and forfeited.

(iii) Effect of Change in Control. Unless provided otherwise in the applicable agreement, all Restricted Stock Units granted under the Plan to an Eligible Director shall become fully vested upon a Change in Control.

(iv) Rights and Provisions Applicable to Restricted Stock Units. The agreement relating to a Restricted Stock Unit shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Prior to the settlement of a Restricted Stock Unit, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Stock subject to such award, except to the extent that the Plan Administrators, in their sole discretion, may grant dividend equivalents on Restricted Stock Units which are settled in shares of Stock. No shares of Stock and no certificates or other indicia of ownership representing shares of Stock that are subject to a Restricted Stock Unit shall be issued upon the grant of a Restricted Stock Unit. Instead, shares of Stock subject to Restricted Stock Units and the certificates or other indicia of ownership representing such shares of Stock shall be distributed only at the time of settlement of such Restricted Stock Units in accordance with the terms and conditions of this Plan and the agreements relating to such Restricted Stock Units.

(c) Limitation on Transfer. Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise conveyed by an Eligible Director.

(d) Deferral of Awards. Each Eligible Director may elect to defer an award of Restricted Stock Units in accordance with Section 6.

Section 6. Deferral Elections

(a) Deferral Procedures. The Plan Administrators may permit the deferral of any Retainer or award granted under this Plan, subject to the rules and procedures as it may establish, in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations promulgated thereunder (“Section 409A”) or other applicable law, and which may include provisions for the payment or crediting of dividend equivalents, on a current or deferred basis, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares Stock subject to such award.

(b) Time and Form of Payment for RSU Deferrals. Subject to Section 6(c), any award of Restricted Stock Units which is deferred in accordance with the rules and procedures described in Section 6(a), to the extent vested, will be paid out in a single distribution of Stock within seventy-five (75) days of the date the Eligible Director separates from service with the Board; provided, that in no event will the Eligible Director have the right to designate the taxable year of payment.

(c) Section 409A. This Plan shall be interpreted to ensure that the payments contemplated hereby are exempt from, or comply with, Section 409A; provided, that nothing in this Plan shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from the Eligible Director to the Company or to any other individual or entity. Notwithstanding Section 6(b) above, if the Eligible Director is a “Specified Employee” (as defined in Section 409A) as of the date of the Eligible Director’s separation from service, distribution of the Eligible Director’s deferrals will commence on or as soon as administratively practicable following the date that is six (6) months after the Eligible Director’s separation from service, except to the extent earlier payment is permitted by Section 409A. Any payment by the Company to the Eligible Director under this Plan that is subject to Section 409A and that is contingent on a separation from service, termination of employment, or other similar term is contingent on a “separation from service” within the meaning of Section 409A.

Section 7. Retainer and Other Fees

(a) Board Members. Each Eligible Director shall be entitled to an Annual Retainer of $105,000.

(b) Independent Chair and Committee Chairpersons. Effective January 1, 2024, each Eligible Director who is the (i) Independent Chair shall be entitled to an annual retainer of $210,000; (ii) Audit Committee Chair shall be entitled to an annual Committee Chair fee of $45,000; (iii) Compensation and Leadership Development Committee Chair shall be entitled to an annual Committee Chair fee of $30,000; (iv) Nominating, Governance and Public Responsibility Committee Chair shall be entitled to an annual Committee Chair fee of $25,000; and (v) Risk Oversight Committee Chair shall be entitled to an annual Committee Chair fee of $40,000. Effective October 25, 2023, the Eligible Director who served as the Audit Committee Chair as of such date shall be entitled to an additional one-time fee of $35,000.

(c) Committee Members. Effective January 1, 2024, each Eligible Director, other than the Committee Chairperson, of the (i) Audit Committee shall be entitled to an annual Committee Member fee of $20,000; (ii) Compensation and Leadership Development Committee shall be entitled to an annual Committee Member fee of $15,000; (iii) Nominating, Governance and Public Responsibility Committee shall be entitled to an annual Committee Member fee of $15,000; and (iv) Risk Oversight Committee shall be entitled to an annual Committee Member fee of $20,000. Effective October 25, 2023, the following Eligible Directors, other than the Committee Chairperson of the Audit Committee, shall be entitled to an additional one-time fee of $30,000: (A) each Eligible Director of the Audit Committee as of October 25,

2023, and (B) each Eligible Director who does not qualify under subsection (A) but served on the Audit Committee as of May 12, 2023.

(d) Reserved.

(e) Special Committee. In addition to the Annual Retainer and fees provided for in Section 7(a) through Section 7(c) above, each Eligible Director who is a Member of the Special Committee formed on June 16, 2022, shall be entitled to a one-time committee member fee of $20,000.

(f) Special Committee 2023. In addition to the annual retainer and fees provided for in Section 7(a) through Section 7(e) above, effective as of July 1, 2023, the Eligible Director who is the Chair of the Special Committee formed on June 30, 2023, shall be entitled to an annual Committee Chair fee of $30,000, and each Eligible Director, other than the Committee Chairperson, of such Special Committee shall be entitled to an annual Committee Member fee of $20,000.

(g) Meeting Fees. Effective January 1, 2024, each Eligible Director of the (i) Board shall be entitled to an additional fee of $1,500 for each Board meeting held in excess of twelve (12) meetings in a calendar year; (ii) Audit Committee shall be entitled to an additional fee of $1,500 for each Audit Committee meeting held in excess of twelve (12) meetings in a calendar year; (iii) Compensation and Leadership Development Committee shall be entitled to an additional fee of $1,500 for each Compensation and Leadership Development Committee meeting held in excess of ten (10) meetings in a calendar year; (iv) Nominating, Governance and Public Responsibility Committee shall be entitled to an additional fee of $1,500 for each Nominating, Governance and Public Responsibility Committee meeting held in excess of ten (10) meetings in a calendar year; (v) Risk Oversight Committee shall be entitled to an additional fee of $1,500 for each Risk Oversight Committee meeting held in excess of ten (10) meetings in a calendar year; and (vi) Special Committee 2023 shall be entitled to an additional fee of $1,500 for each Special Committee 2023 meeting held in excess of twelve (12) meetings in a calendar year.

(h) Timing of Payment. The Annual Retainer and other fees provided for in this Section 7 will be paid to the Eligible Director by no later than March 15th of the year after the year in which the applicable fees are earned unless the Eligible Director timely elects to defer the fees under the Discover Financial Services Directors’ Voluntary Nonqualified Deferred Compensation Plan or any other deferral plan or procedures established by the Board.

Section 8. Fair Market Value

“Fair Market Value” shall mean, with respect to each share of Stock for any day:

(a) if the Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Stock as reported on the New York Stock Exchange Composite Tape, rounded up to the nearest whole cent, or if no such reported sale of the Stock has occurred on such date, on the most recent date such a reported sale occurred; or

(b) if the Stock is not so listed, but is listed on another national securities exchange or on the Nasdaq Global Market (“Nasdaq”), the closing price, regular way, of the Stock on such exchange or Nasdaq, rounded up to the nearest whole cent, as the case may be, on the date on which the largest number of shares of Stock have been traded in the aggregate on the preceding twenty trading days, or, if no such reported sale of the Stock has occurred on such date on such exchange or Nasdaq, as the case may be, on the most recent date on which such a reported sale occurred on such exchange or Nasdaq, as the case may be; or

(c) if the Stock is not listed for trading on a national securities exchange or Nasdaq, the average of the closing bid and ask prices as reported by the National Association of Securities Dealers, rounded up to the nearest whole cent, or, if no such prices shall have been so reported for such date, on the most recent date for which such prices were so reported.

Section 9. Issuance of Stock

(a) Restrictions on Transferability. All shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any applicable laws, statutes, rules, regulations, and other legal requirements, including, without limitation, those of any stock exchange upon which the Stock is then listed and any applicable federal, state, or foreign securities law.

(b) Compliance with Laws. Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Stock under the Plan if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company’s securities may then be listed.

Section 10. Withholding Taxes

The Company may require as a condition of delivery of any shares of Stock that the Eligible Director remit (a) in cash, (b) by tendering (or attesting to the ownership of) shares of Stock, where the Company determines such action will not result in unfavorable accounting treatment, or (c) by the Company withholding shares of Stock, an amount sufficient to satisfy all applicable foreign, federal, state, local and other governmental withholding tax requirements relating thereto (if any) and any or all indebtedness or other obligation of the Eligible Director to the Company or any of its subsidiaries. Any shares tendered or withheld pursuant to this Section 10 will be valued at Fair Market Value on the relevant payment or exercise date, as applicable.

Section 11. Plan Amendments and Termination

The Board may suspend or terminate the Plan at any time, in whole or in part. Termination of the Plan shall not adversely affect the rights of Eligible Directors with respect to outstanding awards granted pursuant to this Plan.

The Board may also alter, amend, or modify the Plan at any time. These amendments may include (but are not limited to) changes that the Board considers necessary or advisable as a result of changes in, or the adoption or interpretation of, any law, regulation, ruling, judicial decision or accounting standards (collectively, “Legal Requirements”). The Board may not amend or modify the Plan in a manner that would materially impair an Eligible Director’s rights in any outstanding award granted pursuant to this Plan without the Eligible Director’s consent; provided, that the Board may, without an Eligible Director’s consent, amend or modify the Plan in any manner that it considers necessary or advisable to comply with any Legal Requirement or to ensure that awards granted pursuant to the Plan are not subject to Federal, state or local income tax prior to payment.

Notwithstanding the foregoing, if any provision of this Plan would, in the reasonable, good faith judgment of the Company, result in or likely result in the imposition on any Eligible Director or any other person of any tax, interest or penalty under Section 409A of the Code, the Company may unilaterally amend or reform this Plan or any provision hereof, without the consent of any Eligible Director, in the manner that the Company reasonably and in good faith determines to be necessary or advisable to avoid the imposition of such tax, interest or penalty; provided, that any such amendment or reformation shall, to the maximum extent the Company reasonably and in good faith determines to be possible, retain the economic and tax benefits to the Eligible Directors hereunder while not materially increasing the cost to the Company of providing such benefits to the Eligible Directors.

Section 12. Listing, Registration and Legal Compliance

If the Plan Administrators at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent has been effected or obtained. The term “Consent” as used herein with respect to any Plan Action means (a) the listing, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (b) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (c) any and all written agreements and representations by an Eligible Director with respect to the disposition of Stock or with respect to any other matter, which the Plan Administrators deems necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

Section 13. Right Reserved

Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

Section 14. Rights as a Stockholder

An Eligible Director shall not, by reason of any Restricted Stock Unit or any other award hereunder, have any rights as a stockholder of the Company until Stock has been issued to such Eligible Director.

Section 15. Unfunded Plan

The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

Section 16. Governing Law

The Plan shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

Section 17. Severability

If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 18. Notices

All notices and other communications hereunder shall be given in writing and shall be deemed given when personally delivered against receipt or five days after having been mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows; (a) if to the Company: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, IL 60015, Attention: Corporate Secretary; and (b) if to an Eligible Director, at the Eligible Director’s principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

Section 19. Section Headings

The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

Section 20. Definitions

As used in the Plan, the following terms shall have the meanings indicated below:

(a) “Annual Meeting” means an annual meeting of the Company’s stockholders.

(b) “Annual Retainer” means an annual cash retainer for services as a member of the Board.

(c) “Board” means the board of directors of the Company.

(d) “Cause” means, with respect to any Eligible Director termination of service on the Board on account of any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

(e) “Change in Control” means, except as provided otherwise below, the first to occur of any of the following events:

(i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), other than (A) any employee plan established by the Company or any of its subsidiaries, (B) any group of employees holding shares subject to agreements relating to the voting of such shares, (C) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (D) an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of either the total fair market value or total voting power of the stock of the Company;

(ii) a change in the composition of the Board such that individuals who, as of the date of the award, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a member of the Board subsequent to the date of the award whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger of consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (determined pursuant to Section 20(e)(i) above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company’s common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

(f) “Code” has the meaning set forth in Section 6.

(g) “Committee Retainer” means an annual cash retainer for services as a member of any committee of the Board.

(h) “Company” has the meaning set forth in Section 1.

(i) “Consent” has the meaning set forth in Section 12.

(j) “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(k) “Eligible Directors” has the meaning set forth in Section 2.

(l) “Exchange Act” has the meaning set for in Section 20.

(m) “Fair Market Value” has the meaning set forth in Section 8.

(n) “Incumbent Board” has the meaning set forth in Section 20.

(o) “Lead Director Retainer” means an annual cash retainer for services as the lead director of the Board.

(p) “Legal Requirements” has the meaning set forth in Section 11.

(q) “Nasdaq” has the meaning set forth in Section 8.

(r) “Normal Retirement” means the termination of service on the Board for retirement at or after attaining age 65, other than termination for Cause, Disability, or death.

(s) “Plan” has the meaning set forth in Section 1.

(t) “Plan Action” has the meaning set forth in Section 12.

(u) “Restricted Stock Units” means the right to receive one share of Stock or the Fair Market Value thereof in cash for each unit awarded subject to the expiration of a specified restriction period and subject to any additional restrictions that may be contained in the agreement relating thereto.

(v) “Retainer” means the Annual Retainer, the Committee Retainer and/or the Lead Director Retainer, as applicable.

(w) “Section 409A” has the meaning set forth in Section 6(a).

(x) “Specified Employee” has the meaning set forth in Section 6(c).

(y) “Stock” means the Company’s common stock, par value $0.01 per share, and any other shares into which such stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with Section 4.